UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant	☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Piedmont Lithium Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

This filing contains the following communications:

On August 15, 2025:

1.	A social media post issued by Piedmont Lithium Inc. (the “Company”) on Stocktwits relating to voting FOR the Company’s proposed merger with Sayona Mining Limited (the “Merger”).

2.	A social media post issued by the Company on HotCopper relating to voting FOR the Merger.

3.
A repost issued by the Company on LinkedIn of the August 14, 2025 conversation which Keith D. Phillips, President and Chief Executive Officer of the Company participated in with Juliette Saly and Nadine Blayney, of Ausbiz, in Australia, regarding the status of the Company’s shareholder vote for the proposed merger with Sayona Mining and the broader lithium market.

Copies of the referenced communications are attached hereto.

1.	On August 15, 2025, the Company issued the following social media post on Stocktwits:

LINK:

HOW TO VOTE

Voting in Piedmont Lithium’s upcoming Special Meeting on the proposed merger with Sayona Mining is easy and important—every shareholder’s voice counts. Whether you hold shares directly or through a broker, you have simple options to cast your vote and make an impact on this key decision.

Here’s how you can vote:

1.	Online – The fastest and most convenient method. Visit proxyvote.com and enter the control number provided with your proxy card.
2.	By Phone – If you do not know your control number, call the number listed below.
◾	Individuals call toll-free: (855) 206-1066
◾	Piedmont CDI Holders: 1300-237-569 (within Australia)
     +61-2-9066-4055 (outside Australia)
Make sure to vote by the deadline. The deadline for CDI holders is 7 a.m. AEST on Thursday, August 20th. The deadline for holders of common stock is 11:59 p.m. ET on August 21, 2025.
This merger could significantly impact the future of Piedmont Lithium—take a few minutes to vote and have your say.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication relates to the proposed merger involving Piedmont Lithium Inc. (the “Company”) and Sayona Mining Limited and may be deemed to constitute solicitation material. In connection with the proposed merger, the Company has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on June 20, 2025, (the “Proxy Statement”), which should be read in conjunction with this communication. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC OR INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND ANY SOLICITATION. Stockholders may obtain free copies of these documents, other documents containing important information about the Proxy Statement and other relevant materials through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge on our website at www.piedmontlithium.com or by contacting our Investor Relations Department by email at info@piedmontlithium.com or by phone at +1 (704) 461-8000.

PARTICIPANTS IN THE SOLICITATION

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about the directors and executive officers of the Company is set forth in the Company’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2024, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 26, 2025. You can obtain a free copy of these documents from the Company through the sources described above. Additional information regarding the interests of participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Proxy Statement and other relevant materials filed with the SEC in connection with the proposed merger. Stockholders should read the Proxy Statement carefully before making any voting decisions.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding the proposed merger, and any assumptions underlying the proposed merger, are forward-looking statements. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance, or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but are not limited to, the following factors: the risk that the conditions to the closing of the Company’s proposed merger with Sayona Mining Limited are not satisfied, the risk that required approvals from Piedmont stockholders or from Australian regulators (including from the Australian court hearing) are not obtained; litigation relating to the merger; uncertainties as to the timing of the consummation of the merger and the ability of Piedmont to consummate the merger; risks that the proposed merger disrupts the current plans or operations of Piedmont; the ability of Piedmont to retain and hire key personnel; competitive responses to the proposed merger; unexpected costs, charges or expenses resulting from the merger; potential adverse reactions or changes to relationships with customers, suppliers, distributors and other business partners resulting from the announcement or completion of the merger; Piedmont’s ability to achieve the synergies expected from the merger, as well as delays, challenges and expenses associated with integrating the existing businesses; the impact of overall industry and general economic conditions, including inflation, interest rates and related monetary policy by governments in response to inflation; ability of Piedmont to commercially extract mineral deposits; risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions); uncertainty about Piedmont’s ability to obtain required capital to execute its business plan; changes in the market prices of lithium and lithium products; changes in technology or the development of substitute products; geopolitical events, and regulatory, economic and other risks associated therewith, as well as broader macroeconomic conditions. Other factors that might cause such a difference include those discussed in Piedmont’s filings with the Securities and Exchange Commission (the “SEC”), which include its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the proxy statement filed in connection with the proposed merger. For more information, see the section entitled “Risk Factors” and the forward-looking statements disclosure contained in Piedmont’s Annual Reports on Form 10-K and in other filings. The forward-looking statements included in this communication are made only as of the date hereof and, except as required by the ASX Listing Rules, federal securities laws and rules and regulations of the SEC, Piedmont undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

2.	On August 15, 2025, the Company issued the following social media posts on HotCopper:

LINK

HOW TO VOTE

Voting in Piedmont Lithium’s upcoming Special Meeting on the proposed merger with Sayona Mining is easy and important—every shareholder’s voice counts. Whether you hold shares directly or through a broker, you have simple options to cast your vote and make an impact on this key decision.

Here’s how you can vote:

3.	Online – The fastest and most convenient method. Visit proxyvote.com and enter the control number provided with your proxy card.
4.	By Phone – If you do not know your control number, call the number listed below.
◾	Individuals call toll-free: (855) 206-1066
◾	Piedmont CDI Holders: 1300-237-569 (within Australia)
     +61-2-9066-4055 (outside Australia)
Make sure to vote by the deadline. The deadline for CDI holders is 7 a.m. AEST on Thursday, August 20th. The deadline for holders of common stock is 11:59 p.m. ET on August 21, 2025.This merger could significantly impact the future of Piedmont Lithium—take a few minutes to vote and have your say.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication relates to the proposed merger involving Piedmont Lithium Inc. (the “Company”) and Sayona Mining Limited and may be deemed to constitute solicitation material. In connection with the proposed merger, the Company has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on June 20, 2025, (the “Proxy Statement”), which should be read in conjunction with this communication. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC OR INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND ANY SOLICITATION. Stockholders may obtain free copies of these documents, other documents containing important information about the Proxy Statement and other relevant materials through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge on our website at www.piedmontlithium.com or by contacting our Investor Relations Department by email at info@piedmontlithium.com or by phone at +1 (704) 461-8000.

PARTICIPANTS IN THE SOLICITATION

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about the directors and executive officers of the Company is set forth in the Company’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2024, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 26, 2025. You can obtain a free copy of these documents from the Company through the sources described above. Additional information regarding the interests of participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Proxy Statement and other relevant materials filed with the SEC in connection with the proposed merger. Stockholders should read the Proxy Statement carefully before making any voting decisions.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding the proposed merger, and any assumptions underlying the proposed merger, are forward-looking statements. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance, or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but are not limited to, the following factors: the risk that the conditions to the closing of the Company’s proposed merger with Sayona Mining Limited are not satisfied, the risk that required approvals from Piedmont stockholders or from Australian regulators (including from the Australian court hearing) are not obtained; litigation relating to the merger; uncertainties as to the timing of the consummation of the merger and the ability of Piedmont to consummate the merger; risks that the proposed merger disrupts the current plans or operations of Piedmont; the ability of Piedmont to retain and hire key personnel; competitive responses to the proposed merger; unexpected costs, charges or expenses resulting from the merger; potential adverse reactions or changes to relationships with customers, suppliers, distributors and other business partners resulting from the announcement or completion of the merger; Piedmont’s ability to achieve the synergies expected from the merger, as well as delays, challenges and expenses associated with integrating the existing businesses; the impact of overall industry and general economic conditions, including inflation, interest rates and related monetary policy by governments in response to inflation; ability of Piedmont to commercially extract mineral deposits; risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions); uncertainty about Piedmont’s ability to obtain required capital to execute its business plan; changes in the market prices of lithium and lithium products; changes in technology or the development of substitute products; geopolitical events, and regulatory, economic and other risks associated therewith, as well as broader macroeconomic conditions. Other factors that might cause such a difference include those discussed in Piedmont’s filings with the Securities and Exchange Commission (the “SEC”), which include its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the proxy statement filed in connection with the proposed merger. For more information, see the section entitled “Risk Factors” and the forward-looking statements disclosure contained in Piedmont’s Annual Reports on Form 10-K and in other filings. The forward-looking statements included in this communication are made only as of the date hereof and, except as required by the ASX Listing Rules, federal securities laws and rules and regulations of the SEC, Piedmont undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

3.	A repost on LinkedIn by the Company of an August 14, 2025 interview of Keith Phillips, CEO of the Company, with Juliette Saly and Nadine Blayney, of Ausbiz.

The following is a transcript from the video interview:

Juliette Saly, Ausbiz: Nadine caught up with Keith Phillips, CEO of Piedmont Lithium, who has outlined progress on the pending merger between Piedmont Lithium and Sayona Mining, branding it a 50-50 merger of equals.

Keith Phillips, Piedmont Lithium: It’s an interesting situation. Sayona is an Australian company; we are an American company. We’re merging, it’s a 50-50 merger, essentially a merger of equals. We each have different securities laws / regulations that govern our votes. Sayona needed to get a majority of shareholders who are voting for the merger to vote in favor, which they did a couple of weeks ago. In the US, a public company needs to get a majority of shares outstanding to vote in favor. So, we got about 40% of shares outstanding to vote in favor a few weeks ago, we had another meeting on Monday where we got 47% and we’re progressing and working really hard to get to 50.1%.
I’m confident that we will get there eventually, we just need retail shareholders to vote. The good news is that the vote so far is overwhelmingly in favor, 97 or 98% of people voting have voted in favor of the deal. We just need more people to vote, particularly in Australia, so happy to be speaking to you about that.

Nadine Blayney, Ausbiz: Okay, so what do you see as the impasse toward the numbers that have been voting so far? Is it something to do with the deal in and of itself or is it a reflection of the apathy toward the lithium sector in general right now?

Keith Phillips, Piedmont Lithium: I think it’s neither; I think it is retail shareholder apathy generally. I’m guilty of this myself, when I get a mutual fund proxy in the mail, I toss it immediately in the garbage and don’t pay close attention to it. Retail shareholders tend not to vote very frequently, particularly in Australia, unfortunately. We have 25% of our stock - we have most of our stock in retail hands, of that 25% is in Australia. The Australian voting turnout was initially very light, it’s been improving day by day with our outreach, so we are optimistic we will eventually get there, sooner the better.
It’s really retail apathy – people like the deal. We haven’t had anybody have a substantive argument against the transaction, it’s really just turning out the vote. People that own the stock today are bullish on lithium, as I am, we’re witnessing a pretty nice recovery over the last couple weeks. The timing for the merger couldn’t be better, bringing the two companies together. We think we have more operating leverage in our businesses than anyone else does. We’re currently producing, we’re the biggest lithium producer in North America, we share a joint venture called North American Lithium and that is an asset that has huge upside as lithium prices recover, as they are doing now. We’re excited and hoping to get the merger vote over the line soon.

Nadine Blayney, Ausbiz: What is at risk here, Keith? If you want to knock people out of their apathy, you’ve got to tell them what’s on the table. I know that the merger would create North America’s biggest lithium player, but put some meat on the bones of that.

Keith Phillips, Piedmont Lithium: Well really, I think both companies are better off together. We’ve been friends and partners for several years. We made our initial investment in Sayona Mining back in 2020, I think it was in December 2020. We were initially a 19% shareholder, we formed a joint venture in Quebec for the North America Lithium asset where Sayona owns 75% and operates the JV, we own 25% and we have a favorable offtake agreement.

The offtake agreement is such that a lot of the benefit of an upside in pricing comes to us, and because of that it is very difficult for the joint venture to agree on capital spending to move forward. Sayona would be required to fund 75% of any capital to build out the asset and grow it further. It’s a huge resource with potential to probably double the annual production and still have a very long mine life. That is unlikely to happen if the JV stays in place, with us having 50% or more of the upside but only having to fund 25% of the capex, so we think simplifying the arrangement makes it more likely the asset will be funded to grow and to increase production, which we think is the right thing for all shareholders. We also have a couple other assets of our own. One in North Carolina in the United States and we’re earning a 50% interest in the Ewoyaa project in Ghana with our partner Atlantic Lithium.

Sayona also has a 60% interest in the Moblan project, which I think is arguably the best greenfield project in Quebec. It’s pretty special. So, I think the portfolio is terrific and the opportunity is for each of the shareholder bases to own half of a bigger, stronger, simpler company. If for any reason the vote doesn’t come through, and I’m optimistic it will, but if for any reason it didn’t, we would each go on our separate ways but that wouldn’t be the best thing for shareholders. The best thing for shareholders would be to bring the two companies together and move forward from there.

Nadine Blayney, Ausbiz: Alright, let’s get your view on this uptick in the price of lithium that we’ve seen. A bit of enthusiasm for Aussie listed lithium companies. Some of it is to do with some supply restrictions coming out of China, which could be just a blip, broadly speaking though, do you think the bottom has been reached in lithium?

Keith Phillips, Piedmont Lithium: We’ve had a couple of false bottoms, false dawns, before, so I don’t want to be overly prescriptive. We’re at pricing even today that isn’t sufficient to incentivize anybody to build new capacity. It’s possible that prices today would incentivize somebody to grow an existing mine or restart something that might have shut down, but you really need $1,200 / $1,300 / $1,400 spodumene before any greenfield project makes sense. We’re not near there yet, so we’ve bounced off the bottom of around $600 a ton to $900 or $950 per ton depending on which price reporting agency you look at, but I think we’re far away from the point where people will actually invest capital and that is what the lithium industry will need.

Lithium demand is growing strongly, EV demand in July was up 27% globally. People talk about the demise of electric vehicles, that is fake news, electric vehicle demand continues to grow strongly globally. There are big opportunities in robotics and other applications. So, we’re very excited about short-, medium- and longer-term lithium demand. At the end of the day, to meet that demand you will need new projects. Nobody is building any projects at today’s pricing unless they are already in construction, nobody is starting something up. We’re still someways away from pricing being at a level that will incentive new development. I don’t know what that timing will be, but I’m very bullish medium term and expect to see strong recovery from here.

Nadine Blayney, Ausbiz: Okay, so Keith, you are looking to get out the votes so to speak. Give us your last pitch to any shareholders out there that might be listening in, that might be watching this interview. I mean, what do they need to do and how soon do they need to do it?

Keith Phillips, Piedmont Lithium: Well, it is very simple. I think we have 60,000 retail shareholders, believe it or not, and of those probably 50,000-55,000 own a relatively small amount and they all think their vote doesn’t matter, but in fact they do. It’s the law of large numbers where we need a lot of people to vote and we’re getting more and more. We went from a 40% vote in favor to 47%, so we’re making progress every day. We’re keeping track every day we’re getting there, every vote counts, and without getting to the hurdle, no one will have the benefit of the merger. We’re confident we’ll get there. I would urge people to vote, I would urge people to ignore the impulse that they don’t own enough to matter, because believe me, everybody does. Anybody who owns the stock, their shares matter.

Our proxy solicitors in Australia, Sodali and PGS Group, have been very active in reaching out to people. People are getting mailings, people are phone calls and texts. I’m getting complaints that people are getting inundated and that inundation is a good thing. We need people to pay attention and to vote.
The deadline in Australia is next Wednesday morning, but effectively from my perspective, the sooner the better. The sooner people pay attention to this and get their votes in the better. We are making good progress, we are optimistic we are going to get there but again, sooner the better. We’d rather not have to extend again.

Nadine Blayney, Ausbiz: Keith, does this also speak to some of the challenges facing those in Investor Relations departments and particularly yours there? I’m not casting shade or anything, but it does speak to the fact that you can’t wait for these moments to get out there an engage with your shareholder base.

Keith Phillips, Piedmont Lithium: Listen, I don’t think anyone has ever accused Piedmont of being shy on the Investor Relations front. We’ve been pretty aggressive for a long time. The challenge I think we’ve had is that institutions largely abandoned the lithium space over the last few years in the downturn. We had a great run from 2020 – 2022, early 2023, it’s been pretty difficult since then. Three years ago we had a lot of institutions in our stock, institutions all vote and it wouldn’t have been a problem. Our shareholder base, like many, had transitioned into retail hands. For an Australian company, it doesn’t matter because they don’t need to get 50.1% of their shareholders to vote, it’s a complete non issue. I think Sayona got 21 or 22% of their shareholders to vote, that was all they needed and that’s great. For an American company, we need 50.1% and if a lot of that stock is in retail hands and particularly if it is in Australian retail hands, where Australian retail typically doesn’t vote, that is a challenge. Its somewhat unique to us and I don’t think it has broader appeal. It’s a lesson learned from my own perspective, personally. But I think really, for us, the US voting turnout has been sort of how we expected. Its just churning out more Australian retail holders, that is happening day by day and we’ll continue to pound away until we get the quorum.